Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 30, 2009, except for Note 16, as to which the date is June 24, 2009 relating to the financial statements, which appears in SunGard Capital Corp. II’s Form 10, as amended, which became effective on June 29, 2009.
/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 23, 2009

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